EXHIBIT 10.3

Execution Version

SEVENTH AMENDMENT TO AMENDED AND RESTATED MASTER MOTOR VEHICLE FINANCE LEASE AGREEMENT

This SEVENTH AMENDMENT (this “Amendment”), dated as of September 21, 2026, amends the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004 (as amended to date, the “Finance Lease”), by and among AESOP LEASING L.P., a Delaware limited partnership, as lessor (the “Lessor”), AVIS BUDGET CAR RENTAL, LLC (formerly known as Cendant Car Rental Group, LLC), a Delaware limited liability company (“ABCR”), as a lessee (in such capacity, a “Lessee”), as administrator (in such capacity, the “Administrator”) and as guarantor (in such capacity, the “Finance Lease Guarantor”), AVIS RENT A CAR SYSTEM, LLC (formerly known as Avis Rent A Car System, Inc.), a Delaware limited liability company (“ARAC”), as a lessee (in such capacity, a “Lessee”) and BUDGET RENT A CAR SYSTEM, INC., a Delaware corporation (“BRAC”), as a lessee (in such capacity, a “Lessee” and together, with ABCR and ARAC, in their capacities as lessees, the “Lessees”). Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to such terms in (i) the Definitions List attached as Schedule I to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended to date, the “Base Indenture”), between Avis Budget Rental Car Funding (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC) (“ABRCF”), as Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “Trustee”), as such Definitions List may from time to time be amended in accordance with the terms of the Base Indenture, or (ii) the Finance Lease, as applicable.

W I T N E S S E T H:

WHEREAS, pursuant to Section 29 of the Finance Lease, the Finance Lease may be amended with an agreement in writing signed by the Lessor, the Finance Lease Guarantor and each Lessee and consented to in writing by ABRCF, as lender (in such capacity, the “Lender”), and the Trustee, and with satisfaction of the Rating Agency Consent Condition;

WHEREAS, pursuant to Section 12.1 of the Base Indenture, the Finance Lease may be amended to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision without the consent of any Noteholder;

WHEREAS, pursuant to Section 12.2 of the Base Indenture, the Finance Lease may be amended with the written consent of ABRCF, the Trustee, any applicable Enhancement Provider, the Requisite Investors or each affected Noteholder, as applicable;

WHEREAS, to the extent required pursuant to Section 12.2 of the Base Indenture, ABRCF has received the consent of each applicable Enhancement Provider, the Requisite Investors or each affected Noteholder, as applicable, in connection with the execution of this Amendment;

WHEREAS, ABRCF has requested the Trustee and each applicable Enhancement Provider to consent, and the Trustee and each applicable Enhancement Provider have consented, to the amendment of certain provisions of the Finance Lease as set forth herein;

WHEREAS, on the date hereof, the Rating Agency Consent Condition will be satisfied;

WHEREAS, on the date hereof, the Trustee shall have received an Opinion of Counsel substantially to the effect that such action taken pursuant to Section 12.1 shall not adversely affect in any material respect the interests of any Noteholders; and

WHEREAS, ABRCF has duly authorized the execution and delivery of this Amendment.

NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Finance Lease be amended and supplemented as follows:

1.        The fifth clause of the preamble of the Finance Lease is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) as set forth below.

WHEREAS, the Lessor desires to lease to the Lessees and the Lessees desire to lease from the Lessor both Program Vehicles and Non-Program Vehicles ~~(excluding vehicles titled in the States of Ohio, Oklahoma and Nebraska)~~ financed by the Lessor with the proceeds of Loans and other available funds for use in the daily rental car business of a Lessee or a Permitted Sublessee;

2.        Section 2.1 of the Finance Lease is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) as set forth below.

From time to time, subject to the terms and provisions hereof, the Lessor agrees to lease to the Lessees and each Lessee agrees to lease from the Lessor, subject to the terms hereof, (i) the new or used vehicles identified in vehicle orders (each such vehicle order, a “Vehicle Order”) placed by such Lessee ~~(which Vehicles may not be titled in the States of Ohio, Oklahoma or Nebraska)~~ pursuant to the terms of the Manufacturer Programs with respect to Program Vehicles and Non-Program Vehicles (to the extent such Non-Program Vehicles are subject to a Manufacturer Program) and as otherwise agreed by the Lessor, such Lessee and a dealer with respect to other Non-Program Vehicles, (ii) the Vehicles identified in the computer file delivered to the Trustee on the date hereof which were leased to such Lessee pursuant to the Prior AESOP Finance Lease immediately prior to the effectiveness of this Agreement and (iii) the Franchisee Vehicles identified in an Officer’s Certificate from such Lessee delivered to the Lessor, the Lender and the Trustee (with a copy to each Rating Agency) at the time such Lessee desires to lease such Franchisee Vehicles hereunder (which Vehicles may not be titled in the States of Ohio, Oklahoma or Nebraska), which Officer’s Certificate shall contain information concerning the Franchisee Vehicles to be leased by such Lessee under this Agreement of a scope agreed upon by such Lessee and the Lessor (including, at a minimum, the Net Book Value (as of the first day of the Related Month in which the Vehicle Finance Lease Commencement Date with respect to each such Vehicle occurs)); provided, however, that no Franchisee Vehicle may be leased by any Lessee hereunder unless the Franchisee Vehicle Leasing Condition is met with respect to such Franchisee Vehicle. If requested by the Lessor, each Lessee shall make each Vehicle Order with respect to each Vehicle leased by such Lessee hereunder available to the Lessor, together with a schedule containing the information with respect to such Vehicle included within such Vehicle Order as is set forth in Attachment A hereto (each, a “Vehicle Acquisition Schedule”), or in such form as is otherwise requested by the Lessor. In addition, each Lessee agrees to provide such other information regarding such Vehicles as the Lessor may require from time to time, and on the related Vehicle Finance Lease Commencement Date, in the case of any Franchisee Vehicle leased hereunder, such information as may be required to determine the monthly Depreciation Charges applicable to such Vehicle. This Agreement, together with the Manufacturer Programs and any other related documents attached to this Agreement or submitted with a Vehicle Order (collectively, the “Supplemental Documents”), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessees.

3.        Section 2.6(a)(ii) of the Finance Lease is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

with respect to Non-Program Vehicles leased hereunder and subject to the exercise of each Lessee’s rights under Section 2.5, each Lessee shall use commercially reasonable efforts to arrange for the sale of each Non-Program Vehicle leased by such Lessee hereunder to a third party for the Vehicle Purchase Price with respect to such Vehicle on or prior to the date that is the last Business Day of the month that is ~~forty-eight (48) months after the month in which the Vehicle Finance Lease Commencement Date occurs with respect to such~~eighty-four (84) months (or ninety-six (96) months for trucks) after the date of the original manufacturer’s invoice for such Vehicle. In no event may any Vehicle be sold pursuant to this Section 2.6(a)(ii) unless the funds to be paid to the Lessor with respect to such Vehicle (net of any disposition expenses but including any Non-Program Vehicle Special Default Payments) equal or exceed the Termination Value of such Vehicle. Each Lessee may return or cause to be returned a Non-Program Vehicle subject to a Manufacturer Program to the applicable Manufacturer under such Manufacturer Program; provided that (i) the Repurchase Price of such Vehicle, together with any Special Default Payments payable by such Lessee with respect to such Vehicle, is at least equal to the Termination Value with respect to such Vehicle, (ii) no Manufacturer Event of Default shall have occurred with respect to such Manufacturer and (iii) by the date on which such Vehicle is returned to the Manufacturer, the Trustee and the Lender shall have received a copy of an Assignment Agreement with respect to such Manufacturer Program. Notwithstanding the disposition of a Non-Program Vehicle by such Lessee prior to the applicable Vehicle Finance Lease Expiration Date, such Lessee shall pay to the Lessor all accrued and unpaid Monthly Base Rent and any Supplemental Rent then due and payable with respect to such Non-Program Vehicle through the Payment Date with respect to the Related Month during which such disposition occurred, unless such Non-Program Vehicle is a Standard Casualty or becomes an Ineligible Vehicle, payment for which will be made in accordance with Section 6 hereof. If a sale of such Non-Program Vehicle is arranged by such Lessee pursuant to this Section 2.6(a)(ii), then (x) such Lessee shall deliver the Vehicle to the purchaser thereof, (y) such Lessee shall cause to be delivered to the Lessor the funds paid for such Vehicle by the purchaser and (z) the Administrator shall request the Trustee to cause its Lien to be removed from the Certificate of Title for such Vehicle;

4.        Section 3.1(a) of the Finance Lease is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

The “Vehicle Finance Lease Commencement Date” (x) for each Franchisee Vehicle shall mean the day as referenced in the Officer’s Certificate from the applicable Lessee with respect to such Vehicle and (y) for each other Vehicle shall mean the day as referenced in the Vehicle Acquisition Schedule (including any Vehicle Acquisition Schedule delivered under the Prior AESOP Finance Lease) with respect to such Vehicle, but in no event shall such date be a date later than the date that funds are expended or allocated by the Lessor or the Intermediary to acquire such Vehicle. The “Vehicle Term” with respect to each Vehicle shall extend from the Vehicle Finance Lease Commencement Date through the earliest of (i) if such Vehicle is a Program Vehicle or a Non-Program Vehicle returned to a Manufacturer under a Manufacturer Program, the Turnback Date for such Vehicle, (ii) if such Vehicle is sold to a third party (other than through an auction conducted by or through or arranged by the Manufacturer pursuant to its Manufacturer Program), the date on which funds in respect of such sale are first deposited in either the Collection Account or a Joint Collection Account (by such third party or by the applicable Lessee or the Finance Lease Guarantor on behalf of such third party) and such funds equal or exceed the Termination Value of such Vehicle, (iii) if such Vehicle becomes a Standard Casualty or an Ineligible Vehicle, the date funds in the amount of the Termination Value thereof are deposited in the Collection Account by the applicable Lessee or the Finance Lease Guarantor, (iv) if a Lessee purchases the Vehicle pursuant to Section 2.5, the date on which the Vehicle Purchase Price is deposited in the Collection Account by such Lessee or the Finance Lease Guarantor, and (v) the date that is the last Business Day of the month that is ~~forty-eight (48) months after (x) with respect to any new Vehicle acquired by the Lessor, the month in which the Vehicle Finance Lease Commencement Date occurs with respect to such Vehicle or (y) with respect to any used Vehicle acquired by the Lessor,~~eighty-four (84) months (or ninety-six (96) months for trucks) after the date of the original manufacturer’s invoice for such Vehicle, as set forth in an Officer’s Certificate delivered to the Lessor on or prior to the Vehicle Finance Lease Commencement Date with respect to such Vehicle, or (vi) the date described under clause (i) of Section 3.2 (the earliest of such six dates described in the foregoing clauses (i) through (vi) being referred to as the “Vehicle Finance Lease Expiration Date”).

5.        Section 3.1(b) of the Finance Lease is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

Subject to the provisions of Sections 2.5 and 2.6, each Lessee shall use its commercially reasonable efforts to return or cause to be returned each Program Vehicle leased by such Lessee hereunder to the related Manufacturer (or such Manufacturer’s agent or as otherwise directed by such Manufacturer in accordance with such Manufacturer Program) (a) not prior to the end of the minimum holding period specified in the related Manufacturer Program (prior to which the Lessor may not return such Program Vehicle without penalty (the “Minimum Term”)) and (b) not later than the end of the maximum holding period (after which the Lessor may not return such Program Vehicle without penalty (the “Maximum Term”)); provided, however, that each Lessee shall in any case return or cause to be returned each Program Vehicle leased by such Lessee hereunder to the related Manufacturer (or such Manufacturer’s agent or as otherwise directed by such Manufacturer in accordance with such Manufacturer Program) pursuant to Section 13.2(b) on or before the date that is the last Business Day of the month that is ~~forty-eight (48) months after the month in which the Vehicle Finance Lease Commencement Date occurs with respect to~~eighty-four (84) months (or ninety-six (96) months for trucks) after the date of the original manufacturer’s invoice for such Vehicle. Each Lessee will pay to the Lessor the equivalent of the Monthly Base Rent for the Minimum Term plus any early turn back surcharges payable by the Lessor or deductible from the Repurchase Price for Program Vehicles leased by such Lessee hereunder returned before the Minimum Term, regardless of actual usage, unless such Vehicle is a Standard Casualty or becomes an Ineligible Vehicle, in which case, the disposition of such Vehicle will be handled in accordance with Section 6 hereof.

6.        The first sentence of Section 7 of the Finance Lease is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

So long as no Finance Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default has occurred (subject, however, to Section 2.6 hereof), each Lessee may use each Vehicle leased by such Lessee hereunder in its regular course of business and may sublease such Vehicle to Permitted Sublessees from time to time pursuant to subleases (each such agreement, a “Sublease”), substantially in the form of the agreement attached hereto as Attachment C, for use in the rental car businesses of such Permitted Sublessees; provided, however, that no Lessee may sublet any Vehicle to any Person that is a Third-Party Permitted Sublessee if the aggregate Net Book Value of all Vehicles being subleased to all Third-Party Permitted Sublessees pursuant to this Agreement, the AESOP I Operating Lease and the AESOP II Operating Lease is equal to or greater than 10% of the aggregate Net Book Value of all Vehicles being leased under this Agreement, the AESOP I Operating Lease and the AESOP II Operating Lease; provided, further, that each Sublease entered into with a Third-Party Permitted Sublessee shall provide that such Sublease shall immediately terminate upon the occurrence of an Event of Bankruptcy of the Third-Party Permitted Sublessee.

7.        Section 18.1.6 of the Finance Lease is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

an Event of Bankruptcy occurs with respect to any Lessee, any Permitted Sublessee (other than a Third-Party Permitted Sublessee) or the Finance Lease Guarantor;

8.        Section 29 of the Finance Lease is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless (i) the same shall be in writing and signed and delivered by the Lessor, the Finance Lease Guarantor and each Lessee and consented to in writing by the Lender and the Trustee, and (ii) the Rating Agency Consent Condition shall have been satisfied; provided, however, that no consent of the Trustee or any Noteholder shall be required and no satisfaction of the Rating Agency Consent Condition be required in connection with any amendments, modifications or changes the Lessee, Lessor and Finance Lease Guarantor deem necessary or advisable in order to terminate the Master Exchange Agreement, the Escrow Agreement and LKE Program and to remove all references to the Master Exchange Agreement, the Escrow Agreement and LKE Program from this Agreement and the Related Documents. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency of any such waiver, modification or amendment.

9.        Section 31.3 of the Finance Lease is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

Obtain and maintain with respect to all Vehicles that are subject to this Agreement (a) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (b) property damage insurance with a limit of $1,000,000 per occurrence, and (c) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the relevant Lessee at any time hereafter, whichever is greater, with respect to all passenger cars, trucks and vans comprising such Lessee’s rental fleet.

10.        Section 31.15 of the Finance Lease is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

31.15. Disposal of Non-Program Vehicles; Recovery of Subleased Vehicles.

Dispose of the Non-Program Vehicles leased by such Lessee hereunder in accordance with Section 2.6 (unless such Lessee purchases such Non-Program Vehicle in accordance with the terms hereof). Upon the occurrence of an Event of Bankruptcy with respect to any Third-Party Permitted Sublessee, the Lessee party to the related Sublease shall use all reasonable means available to it and, on behalf of the Lessor, the Lessor in order to recover the Vehicles subleased under such Sublease.

11.        This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Finance Lease.

12.        This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following has occurred: (i) each of the parties hereto shall have executed and delivered this Amendment to the Trustee, (ii) the Rating Agency Consent Condition shall have been satisfied with respect to this Amendment, (iii) the Requisite Investors or each affected Noteholder, as applicable, the Trustee, the Lender and, for any applicable Series of Notes, each applicable Enhancement Provider, shall have consented hereto and (iv) ABRCF shall have obtained a true lease opinion from nationally recognized counsel reflecting the revised lease term of the Vehicles.

13.        From and after the Amendment Effective Date, all references to the Finance Lease shall be deemed to be references to the Finance Lease as amended hereby.

14.        This Amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

15.        THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date above first written.

AESOP LEASING L.P., as Lessor

By:	AESOP LEASING CORP.,
its general partner

By:	/s/ David Calabria
	Name:	David Calabria
	Title:	President and Treasurer

AVIS BUDGET CAR RENTAL, LLC, as Lessee,
Administrator and Finance Lease Guarantor

By:	/s/ David Calabria
	Name:	David Calabria
	Title:	Senior Vice President and Treasurer

AVIS RENT A CAR SYSTEM, LLC, as Lessee

By:	/s/ David Calabria
	Name:	David Calabria
	Title:	President and Treasurer

BUDGET RENT A CAR SYSTEM, INC.,
as Lessee

By:	/s/ David Calabria
	Name:	David Calabria
	Title:	President and Treasurer

Signature Page to Seventh Amendment to AESOP I Finance Lease

Acknowledged and Consented To:

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Lender

By:	/s/ David Calabria
	Name:	David Calabria
	Title:	President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Vanissa Davis
	Name:	Vanissa Davis
	Title:	Vice President

Signature Page to Seventh Amendment to AESOP I Finance Lease